UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2012

Huntington Ingalls Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA		23607
(Address of principal executive offices)		(Zip Code)

(757) 380-2000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2012, Huntington Ingalls Industries, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2012. A copy of the press release is furnished as Exhibit 99.1 hereto. Also furnished as Exhibit 99.2 is the Corporation’s earnings presentation for its third quarter 2012 earnings release conference call.

Item 8.01.	Other Events.

On November 8, 2012, the Corporation announced that its Board of Directors has declared the Corporation’s first quarterly cash dividend, in the amount of $0.10 per share, payable on December 14, 2012, to shareholders of record on November 30, 2012. In addition, the Corporation announced that its Board of Directors has authorized a program to repurchase up to $150 million of its outstanding shares of common stock over the next three years.

The press release announcing these matters is filed as Exhibit 99.3 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 8, 2012.

99.2	Earnings Presentation dated November 8, 2012.

99.3	Press Release dated November 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 8, 2012	By:	/s/ Barbara A. Niland
Barbara A. Niland
Corporate Vice President, Business Management and Chief Financial Officer